Exhibit 99.1

Press Release

Ness Technologies Stockholders Approve Merger with Affiliate of CVCI

Teaneck, NJ – August 30, 2011 – Ness Technologies, Inc. (NASDAQ: NSTC and TASE: NSTC), a global provider of IT services and solutions, announced today that the company’s stockholders voted to approve the company’s proposed merger with an affiliate of Citi Venture Capital International (CVCI), a global private equity investment fund.

According to the final tally of shares voted, approximately 28,511,919 shares of Ness common stock voted for the approval of the proposal to adopt the merger agreement providing for the merger, representing approximately 75% of the shares of Ness common stock outstanding and eligible to vote as of July 18, 2011, the record date for voting at the special meeting.

Under terms of the merger agreement, dated June 10, 2011, an affiliate of CVCI will acquire the company in an all-cash transaction and Ness stockholders will receive $7.75 per share in cash for each share of common stock they hold.  At the same time, Ness will become a wholly owned subsidiary of an affiliate of CVCI and Ness common stock will cease to be listed on the Nasdaq Global Select Market and the Tel Aviv Stock Exchange.  The transaction is subject to certain closing conditions, including antitrust regulatory approvals and other customary closing conditions, and is expected to be completed by the end of September 2011.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC and TASE: NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; and system integration, application development, consulting and software distribution.  Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams.  With about 7,000 employees, Ness has operations in North America, Europe, Israel and India, has customers in over 20 countries, and partners with numerous software and hardware vendors worldwide.  For more information about Ness, visit www.ness.com.

About Citi Venture Capital International

CVCI is a leader in global emerging markets private equity investing, and currently manages over $7 billion in equity investments and committed capital.  CVCI has an internationally integrated investment team with over 45 professionals worldwide with a local presence in Singapore, Mumbai, New Delhi, Hong Kong, London, New York and Santiago.  CVCI-advised funds have made significant investments in Business Services and Cross-Border Outsourcing companies and have an established track record of investments in this sector and a global perspective of the trends and drivers in the industry.  Over the last decade, funds and entities advised by CVCI have invested in business services and IT Services companies in China, the U.S., India, Mexico, and Korea.

CVCI is part of Citi Capital Advisors. Citi Capital Advisors is a global alternative asset management platform that offers a broad range of innovative strategies and products to select institutional and ultra-high-net-worth investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions.  Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by these statements.  Factors that could cause actual results to materially differ from those projected in forward-looking statements include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger; (iii) risks related to disruption of management’s attention from the company’s ongoing business operations due to the merger; and (iv) the effect of the announcement of the merger on the company’s relationships with its customers, operating results and business generally.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are included under the heading “Risk Factors” in the company’s filings with the Securities and Exchange Commission.  The company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Media Contacts: David Kanaan Intl: +972-54-425-5307 Email: media.int@ness.com	Investor Relations Contacts: Drew Wright USA: 1-201-488-3262 Email: investor@ness.com
Maya Lustig Israel: +972-3-767-5110 Email: maya.lustig@ness.com Mark Harnett / Larry Schimmel USA: 1-212-929-5500 Email: proxy@mackenziepartners.com